UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 14, 2005


                               LECROY CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-26634               13-2507777
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(State or Other Jurisdiction         (Commission            (IRS Employer
     of Incorporation)               File Number)         Identification No.)


     700 Chestnut Ridge Road
      Chestnut Ridge, New York                               10977
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (845) 425-2000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))


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Item 1.01  Entry into a Material Definitive Agreement

Fiscal 2006 Executive Compensation Matters

         On August 5, 2005, LeCroy Corporation (the "Company"), by action of its Compensation Committee (the "Committee") of the Board of Directors ("Board") of the Company took the following actions:

         Established the fiscal 2006 performance objective guidelines under the Company's Management Bonus Plan (the "Plan"). These objectives include specified levels of operating income, strategic objectives and CEO/Board discretion (collectively "Bonus Payments"). The Bonus Payments, if achieved, will be made in cash. The Committee also approved certain objectives for which, if achieved, additional bonus may be paid in Restricted Stock (collectively "Upside Payments"). The Committee, at its sole discretion, will elect how much Bonus Payments and Upside Payments may ultimately be remitted under the Plan.

         Removed the cap on the CEO bonus to allow the CEO to earn the Upside Payments in the same manner and to the same extent as the other participants in the Plan.

         Approved the payment of a $250,000 retention bonus to the CEO which will require the CEO to remain with the Company until the 5th anniversary of the date the bonus is paid or reimburse the full amount back to the Company.

Fiscal 2006 Director Compensation Matters

         On June 14, 2005, the Board approved the following actions relating to Director Compensation to take effect for the Company's 2006 fiscal year:

         Annual Cash Retainer: Increased the annual retainer that is provided to independent directors from $15,000 to $20,000.

         Chairman of the Board: Increased the additional retainer provided to the Chairman of the Board from $10,000 to $15,000.

         Committee Chairpersons: Increased the additional retainer provided to the Chairpersons of the Audit and Compensation Committees from $7,000 to $10,000; and reduced the additional retainer provided to the Chairperson of the Nominating / Governance Committee from $7,000 to $5,000.

         Meeting Fees: Did not change the $1,500 fee provided to independent directors for each Board and/or Committee meeting attended, either in person or by telephone.

         Equity Compensation: Approved a change in the equity compensation structure for independent directors from an annual grant of 7,000 immediately vested stock options to an annual grant of 5,000 immediately vested restricted shares, or restricted stock units ("RSU").

         Director Ownership: Approved a non-binding guideline that each independent director own, within three years, a position in LeCroy stock equal to three times their respective annual cash retainer.

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

         The Board had previously approved on May 9, 2005 an amendment to the 1998 Non-Employee Director Stock Plan, as amended, effectively extending the exercise period after an optionee ceases to serve as a director, to the extent the options are vested on the date of termination of services as a director, until the earlier of the expiration date specified in the option and ten (10) years from the date upon which such option is granted.

Item 2.02  Results of Operations and Financial Condition

         On August 10, 2005, LeCroy Corporation issued a press release announcing its results of operations for the three and twelve months ended June 30, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

         The information furnished in this Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.


Item 9.01 Financial Statements and Exhibits

    (c) Exhibits


    Exhibit No.   Description
    -----------   ------------

        99.1 Press release dated August 10, 2005 with respect to LeCroy Corporation's results of operations for the three and twelve months ended June 30, 2005.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This Current Report on Form 8-K contains forward-looking statements. These and other factors that could cause actual results to differ materially, are discussed in more detail in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 7, 2004, Form 10-Q filed May 11, 2005, and subsequent filings the Company may make with the SEC from time to time, which can be viewed at the SEC's website at http://www.sec.gov.


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



                                   SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LECROY CORPORATION,
                                      a Delaware corporation



Date:    August 10, 2005      By:    /s/ Scott D. Kantor
                                     ----------------------------------------
                                     Scott D. Kantor
                                     Vice President, Finance, Chief Financial
                                     Officer, Secretary and Treasurer